UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: May 12, 2009

WSB Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	001-33188 (Commission File Number)	20-3153598 (I.R.S. Employer Identification No.)

c/o Thomas A. Sterken Keller Rohrback L.L.P. Registered Agent of WSB Financial Group, Inc. 1201 Third Avenue, Suite 3200 Seattle, Washington (Address of principal executive offices)	98101-3052 (Zip Code)
Registrant’s telephone number, including area code: (206) 224-7585

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On May 12, 2009, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s shares will be delisted from Nasdaq as a result of the recent, previously announced closure of the Company’s wholly-owned subsidiary and principal asset, Westsound Bank, by the State of Washington Department of Financial Institutions, Division of Banks, and the appointment of the Federal Deposit Insurance Corporation (FDIC) as receiver of the Bank, and the insolvency and expected liquidation of the Company.
     The Company does not intend to appeal Nasdaq’s decision to delist the Company’s common stock. Therefore, trading in the Company’s common stock will be suspended at the opening of business on May 21, 2009 and Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. In addition, trading in the Company’s common stock has been halted by Nasdaq starting on Monday, May 11, 2009 and will remain so up to the suspension date.
Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 11, 2009, the Company’s CFO, Janet M. Hobson, resigned.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Press release dated May 12, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WSB FINANCIAL GROUP, INC. (Registrant)
May 12, 2009	/s/ Donald F. Cox, Jr.
(Date)	Donald F. Cox, Jr.
Interim Chief Executive Officer

Exhibit Index
99.1	Press release dated May 12, 2009.

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